UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
______________________

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report: October 23, 2007
(Date of earliest event reported)

CAVALIER HOMES, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-9792 (Commission File Number)	63-0949734 (IRS Employer Identification No.)

32 Wilson Boulevard 100 Addison, Alabama (Address of Principal Executive Offices)	35540 (Zip Code)

(256) 747-9800
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On October 23, 2007, Cavalier Homes, Inc. (the “Company”) and certain of its subsidiaries and affiliates entered into a Waiver of Specific Covenant Defaults (the “Waiver”) to the Amended and Restated Revolving Loan Agreement, as amended to date (the “Credit Facility”), with First Commercial Bank (“Lender”).  Pursuant to the terms of the Waiver, the parties thereto agreed to a limited waiver of the covenant requiring the Company to maintain a minimum ratio of Consolidated Cash Flow to Debt Service as of December 31, 2007.  The Waiver is only effective for the fiscal period ending December 31, 2007, and shall not apply to future periods. This description of the Waiver is not intended to be complete and is qualified in its entirety by the complete text of the Waiver attached to this Form 8-K as Exhibit 10.1.

Item 2.02 Results of Operations and Financial Condition.

On October 23, 2007, the Company announced its financial results for the third quarter ended September 29, 2007. The full text of the press release is set forth in Exhibit 99.1 hereto. The information in this Item 2.02, including Exhibit 99.1, is deemed “furnished” not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Letter agreement dated October 23, 2007, “Waiver of Special Covenant Defaults”, by and between the Company and First Commercial Bank.

99.1	Text of Press Release dated October 23, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

CAVALIER HOMES, INC. (Registrant)
Date: October 23, 2007	By:	/s/ Michael R. Murphy
Michael R. Murphy Chief Financial Officer

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